UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	July 31, 2007

TERABEAM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29053	04-2751645
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

2115 O’Nel Drive, San Jose, CA	95131
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(408) 731-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Effective July 31, 2007, Ricochet Networks, Inc. (“RNI”), a wholly owned subsidiary of Terabeam, Inc., entered into an Asset Purchase Agreement (the “APA”) with Civitas Wireless Solutions, LLC and Judi A. Evans.  Ms. Evans is the President, Chief Executive Officer, and majority equity owner of Civitas and had been the President of RNI from December 2005 until July 31, 2007.

Pursuant to the APA, RNI sold to Civitas generally its assets relating to the operation of the Ricochet® wireless network in the Denver, Colorado metropolitan area.  In return, RNI received (a) the assumption by Civitas generally of obligations relating to the operation of the Ricochet® wireless network in the Denver, Colorado metropolitan area, (b) a cash payment of $200,000, (c) 15% equity ownership of Civitas, and (d) potential future payments contingent on certain future potential business of Civitas.  RNI generally retained the obligations relating to the operation of the Ricochet® network in the San Diego, California metropolitan area, the operation of which RNI discontinued on July 31, 2007. The APA also contemplated the termination of substantially all of RNI’s employees and the hiring of those employees by Civitas.

In December 2006, RNI had transferred substantially all of its patents, trademarks, copyrights, service marks, and other intellectual property to Terabeam and received a license to use that intellectual property in the conduct of RNI’s business.  A condition to closing the transactions contemplated by the APA was Terabeam’s entering into two agreements with Civitas, also effective July 31, 2007, relating to that former RNI intellectual property.  Pursuant to an Intellectual Property Transfer and License Agreement, Terabeam transferred to Civitas all of the non-patent intellectual property that had been transferred by RNI to Terabeam in December 2006.  Also in that agreement, Civitas granted back to Terabeam and its subsidiaries a transferable license, with right to sublicense, to use that transferred intellectual property to the extent necessary to perform any remaining obligations of RNI and generally in other manners (with the general license not covering any transferred trademarks, trademark applications, domain names, or service marks).

Pursuant to a License Agreement, Terabeam granted Civitas a license generally to use the patents and patent applications that had been transferred to Terabeam by RNI to provide high-speed (data rates below 500 Kbps) wireless Internet connectivity service to subscribers using Civitas’ proprietary microcellular digital radio communications network in the metropolitan Denver, Colorado geographic area and in other specified United States metropolitan areas where RNI’s equipment had previously been deployed but only as necessary for Civitas to continue and conduct the normal business of RNI substantially as previously conducted by RNI.

Also as a condition to closing the transactions contemplated by the APA, Civitas and Proxim Wireless Corporation, a different wholly owned subsidiary of Terabeam, entered into a Product Purchase Agreement, effective July 31, 2007, pursuant to which Civitas is authorized to purchase Proxim’s broadband wireless equipment for Civitas’ own use and resale in the United States.  In that agreement, for a period of six months from July 31, 2007, Civitas agreed to purchase from Proxim its entire requirements for wireless broadband products with substantially similar functionality as Proxim’s products in return for discounted pricing from Proxim.

The foregoing description of the Asset Purchase Agreement, the Intellectual Property Transfer and License Agreement, and the License Agreement does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Asset Purchase Agreement attached hereto as Exhibit 99.1, the Intellectual Property Transfer and License Agreement attached hereto as Exhibit 99.2, and the License Agreement attached hereto as Exhibit 99.3, which are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERABEAM, INC.

Dated: August 6, 2007	By:	/s/ David L. Renauld
David L. Renauld
Vice President

EXHIBIT INDEX

Number	Title

99.1	Asset Purchase Agreement dated as of July 31, 2007 between Ricochet Networks, Inc. and Civitas Wireless Solutions, LLC and joined in by Judi A. Evans

99.2	Intellectual Property Transfer and License Agreement dated as of July 31, 2007 between Terabeam, Inc. and Civitas Wireless Solutions, LLC

99.3	License Agreement dated as of July 31, 2007 between Terabeam, Inc. and Civitas Wireless Solutions, LLC

3